Exhibit 99.1

InvestorsBancorp Completes Going Private Transaction; Shareholders to Receive $14.20 Per Share in Merger

    PEWAUKEE, Wis.--(BUSINESS WIRE)--Sept. 23, 2003--InvestorsBancorp, Inc. (OTCBB:INVB) today announced it completed a "going private" transaction by which George Schonath, the company's president and chief executive officer, and his family will become the sole shareholders of the company. The transaction was completed on September 19, 2003 through a cash-out merger with a wholly owned subsidiary of InvestorsBancorp formed for this purpose. As a result of this transaction, shares held by all current InvestorsBancorp shareholders, other than George Schonath and his family, will be converted into the right to receive $14.20 per share in cash.
    As a result of the completion of the merger, the stock of InvestorsBancorp will no longer be quoted on the OTC Bulletin Board and the registration of its securities with the Securities and Exchange Commission (SEC) will be promptly terminated.

    InvestorsBancorp, Inc. was organized in 1996. InvestorsBank, its wholly-owned subsidiary, offers a complete line of financial services to small businesses and individuals in southeastern Wisconsin. Under a management services agreement, InvestorsBank also manages the commercial loan and leased properties portfolio of Bando McGlocklin Small Business Lending Corporation, a subsidiary of The Middleton Doll Company.

    This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company's management and on information currently available to management, are generally identifiable by the use of words such as "believe," "expect," "anticipate," "plan," "intend," "estimate," "may," "will," "would," "could," "should," or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events. A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. Additional information concerning the Company and its business, including factors that could materially affect the Company's financial results, is included in the Company's filings with the Securities and Exchange Commission.


    CONTACT: InvestorsBancorp, Inc.
             George R. Schonath, 262-523-1000